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                                                                   Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Pegasus Communications Corporation and subsidiaries on Forms S-8 and S-3 (File Nos. 333-20357, 333-22823, 333-22845 and 333-23595) of our report dated
February 26, 1998, on our audits of the consolidated financial statements and financial statement schedule of Pegasus Communications Corporation and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

/s/ Coopers & Lybrand LLP
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2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 31, 1998